UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Definitive Material Agreement

On September 26, 2014, Labor Smart Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Kwik Jobs, Inc. (“Kwik Jobs”). Under the terms of the Asset Purchase Agreement, the Company shall acquire all the operating assets of Kwik Jobs (the “Assets”). In exchange for the Assets, the Company shall pay Kwik Jobs a down payment of fifty thousand dollars ($50,000) plus, for an aggregate of eighteen (18) months, the Company shall pay Kwik Jobs five percent (5%) of the monthly accounts receivable collected from the operating locations in Birmingham, Alabama and Decatur, Georgia. The foregoing description of the Agreement and the terms thereof are qualified in their entirety by the full text of the Agreement, which is filed as Exhibit 99.1 to, and incorporated by reference in this report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 29, 2014 the Company completed the acquisition of the Assets described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number 99.1	Description of Exhibit Asset Purchase Agreement with Kwik Jobs, Inc. dated September 26, 2014

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	September 30, 2014	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer